UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STWD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 13, 2022, Starwood Property Trust, Inc. (the “Company”) filed a shelf registration statement on Form S-3 (File No. 333-264946) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) in order to maintain an effective shelf registration statement. On such date, the Company and its external manager, SPT Management, LLC (the “Manager”), also entered into a Sales Agreement (the “Sales Agreement”) with Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as sales agents (each, a “Sales Agent,” and, collectively, the “Sales Agents”) relating to the offer and sale of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $500,000,000 (the “ATM Shares”), from time to time through the Sales Agents, acting as the Company’s agents.

Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, the ATM Shares offered by the Company under the Sales Agreement. The sales, if any, of the ATM Shares made under the Sales Agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, in block transactions, in negotiated transactions, in any manner permitted by applicable law or as otherwise agreed with the Sales Agents. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Sales Agreement provides that each Sales Agent will be entitled to a commission for its service that will not exceed, but may be lower than, 2.0% of the gross sales price of the ATM Shares sold through it as the Company’s agent pursuant to the Sales Agreement.  The Company has no obligation to sell any of the ATM Shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.

The ATM Shares will be issued pursuant to the Registration Statement.  The Company filed a prospectus supplement, dated May 13, 2022 (the “ATM Prospectus Supplement”), to the prospectus dated May 13, 2022 (together with the ATM Prospectus Supplement, the “ATM Prospectus”) with the Commission in connection with the offer and sale of the ATM Shares.

A copy of the Sales Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

The Company is filing herewith opinions of McDermott Will & Emery LLP as exhibits 5.1 and 5.2 to the Registration Statement in connection with the ATM Shares and the resale from time to time of shares of Common Stock (the “Resale Shares”) by the selling stockholders identified in the prospectus supplement dated May 13, 2022 (the “Resale Prospectus Supplement”) to the prospectus dated May 13, 2022 (together with the Resale Prospectus Supplement, the “Resale Prospectus”) forming part of the Registration Statement. Any such resales will be made under the Registration Statement and the Resale Prospectus. The Resale Prospectus supersedes the prospectus supplement and the accompanying prospectus previously filed by the Company with respect to the Resale Shares and relating to the Company’s prior shelf registration statement.

The Company is not offering for sale any shares of Common Stock in the Resale Prospectus, and the Company will not receive any proceeds from the sale of any Resale Shares by the selling stockholders from time to time pursuant to the Resale Prospectus.

Item 9.01.	Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

1.1	Sales Agreement, dated May 13, 2022, among the Company, the Manager and the Sales Agents
5.1	Opinion of McDermott Will & Emery LLP regarding the legality of the ATM Shares
5.2	Opinion of McDermott Will & Emery LLP regarding the legality of the Resale Shares
23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)
23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.2)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2022	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen___________________
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel